UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2025

ZETA GLOBAL HOLDINGS CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40464	80-0814458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Park Ave, 33rd Floor
New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 967-5055

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	ZETA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On September 30, 2025, Zeta Global Holdings Corp. (“Zeta”) issued a press release announcing that it had entered into the Purchase Agreement (as defined below) and is re-affirming its guidance for the quarter ended September 30, 2025 and fiscal year 2025. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Zeta will host a conference call today, Tuesday, September 30, 2025, at 4:30 p.m. Eastern Time to discuss the transactions contemplated by the Purchase Agreement. A supplemental earnings presentation and a live webcast of the conference call can be accessed from Zeta’s investor relations website (investors.zetaglobal.com) where they will remain available for one year.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On September 27, 2025, Zeta entered into a Purchase Agreement (the “Purchase Agreement”) with Marigold Group, Inc. (“MGI”), Campaign Monitor Europe UK Ltd. (“CMEUK”), and Selligent Holdings Limited (“Selligent Holdings” together with MGI and CMEUK, the “Sellers”).

Upon consummation of the transactions contemplated by the Purchase Agreement (the “Closing”), Zeta will acquire the Sellers’ enterprise business, including all of the equity interests of certain subsidiaries of the Sellers engaged in the enterprise business, in exchange for aggregate consideration of up to $325 million, subject to customary adjustments. The transaction proceeds will consist of (i) $100 million of cash and $100 million of newly issued shares of Class A common stock of Zeta, par value $0.001 per share (“Zeta Stock”), delivered at closing and (ii) a seller note (the “Seller Note”) that is payable within three months of Closing for an amount equal to up to $125 million (up to $50 million of which will be paid in cash, with the remaining $75 million paid, at Zeta’s election, in cash or newly issued shares of Zeta Stock). The number of shares of Zeta Stock to be issued in connection with the transactions contemplated by the Purchase Agreement and the Seller Note (“Stock Consideration”) will be determined using a per share value calculated as the daily volume weighted average sales price per share of Zeta Stock on the New York Stock Exchange for each of the 30 consecutive trading days ending on and including the trading day that is the third trading day prior to the date of the Closing or the date of the maturity of the Seller Note, as applicable. Zeta has agreed to register the shares of Zeta Stock issued as Stock Consideration for resale under the Securities Act.

Zeta intends to issue the Stock Consideration in reliance upon the exemptions from registration afforded by Section 4(a)(2) and/or Rule 506 of Regulation D promulgated under the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including expectations regarding completion of the transactions contemplated by the Purchase Agreement and the time frame for Closing, if at all. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, that conditions to the Closing may not be satisfied, the potential impact on the Sellers’ enterprise business due to the announcement of the acquisition, the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement, and general economic conditions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Zeta’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements included herein are made only as of the date hereof, and Zeta undertakes no obligation to revise or update any forward-looking statements, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 30, 2025
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zeta Global Holdings Corp.

Date:	September 30, 2025	By:	/s/ Christopher Greiner
Christopher Greiner Chief Financial Officer